UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20459

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Banco Santander, S.A. Santander Issuances, S.A. Unipersonal (Exact name of registrant as specified in its charter)

Kingdom of Spain (State of incorporation or organization)	None (I.R.S. Employer Identification No.)

Ciudad Grupo Santander 28660 Boadilla del Monte (Madrid) Spain (Address of principal executive offices)

Title of each class to be so registered	Name of each exchange on which each class is to to be registered

Series 26 Subordinated Debt Securities Santander Issuances, S.A. Unipersonal due November 2025	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. : ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-207389 and 333-207389-01

Securities to be registered pursuant to Section 12(g) of the Act: None.

 INFORMATION REQUIRED IN REGISTRATION STATEMENT

The Registrant has filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, the prospectus supplement dated November 12, 2015 (the “Prospectus Supplement”) to a base prospectus dated October 13, 2015 (the “Prospectus”) relating to the securities to be registered hereunder. The Registrant incorporates by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

Item 1.  Description of Registrant’s Securities to be Registered

The information required by this item is incorporated herein by reference to the information contained in the sections captioned “Description of Debt Securities and Guarantees” on pages 34 through 55 of the Prospectus, and “Description of the Subordinated Notes and the Guarantee” on pages S-14 through S-16 of the Prospectus Supplement.

Item 2.  Exhibits

4.1	Subordinated Debt Securities Indenture, among Santander Issuances, S.A. Unipersonal, as issuer, Banco Santander, S.A., as guarantor, and The Bank of New York Mellon, acting through its London Branch, as trustee, dated as of November 19, 2015 (incorporated herein by reference from Exhibit 4.1 to the Form 6-K filed with the Commission on November 19, 2015).

4.2	First Supplemental Indenture to the Subordinated Debt Securities Indenture among Santander Issuances, S.A. Unipersonal, as issuer, Banco Santander, S.A., as guarantor, and The Bank of New York Mellon, acting through its London Branch, as trustee, dated as of November 19, 2015 (incorporated herein by reference from Exhibit 4.2 to the Form 6-K filed with the Commission on November 19, 2015).

4.3	Form of Global Note for the Series 26 Subordinated Debt Securities Santander Issuances, S.A. Unipersonal due November 2025.

99.1	Prospectus and the Prospectus Supplement (incorporated herein to the extent provided above by reference to the Registrant’s filings under Rule 424(b) on October 13, 2015 and November 12, 2015).

SIGNATURE

Pursuant to the requirements of Section 12 the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on behalf by the undersigned, thereto duly authorized.

Santander Issuances, S.A. Unipersonal

Issuer

By:	/s/ Antonio Torío Martín
	Name:	Antonio Torío Martín
	Title:	Director

Banco Santander, S.A.

Guarantor

By:	/s/ José Antonio Soler Ramos
	Name:	José Antonio Soler Ramos
	Title:	Authorized Representative

November 19, 2015